EXHIBIT 99.1

SMARTSERV                    Investor Contact:          Media Contacts:
[LOGO]                       Robert Pons                Yin Chang/Henry Feintuch
                             Chief Executive Officer    KCSA Public Relations
                             SmartServ Online, Inc.     212-896-1228 / 896-1212
                             610-397-0689, Ext. 202     ychang@kcsa.com /
                             rpons@smartserv.com        hfeintuch@kcsa.com

For Immediate Release

              SMARTSERV APPOINTS ROBERT PONS AS PRESIDENT AND CEO;
              ----------------------------------------------------

              ANNOUNCES ADDITIONAL MANAGEMENT AND DIRECTOR CHANGES
              ----------------------------------------------------

PLYMOUTH MEETING, PENN., JANUARY 29, 2004 - SMARTSERV ONLINE, INC. (OTC: SSRV) announced today it has appointed Robert Pons, 47, as president and chief executive officer.

Mr. Pons served as a consultant to SmartServ since August 2003, including serving as interim CEO since October 2003. He brings over 20 years of experience in both large corporate enterprises and venture-backed growth companies including significant experience in the wireless and telecommunications industries.

Before joining SmartServ, Mr. Pons was founder and president of FreedomPay, a stored value payment processing company enabling cashless payments in wireless devices. Previously, Mr. Pons was president of LifeSafety Solutions, an enhancement to the 9-1-1 public safety emergency system. He assisted in arranging the sale of the company to Lucent Technologies. He has also held senior positions in the landline and wireless telecom industry with MCI and Sprint.

SmartServ also announced that Thomas Haller, senior vice president and chief financial officer, has left the company. SmartServ is conducting a search for a new CFO.

In addition, SmartServ announced that Robert Steele, chairman of the Audit Committee, has resigned as a director, and Scott Perry, currently chairman of the Board of Directors, will replace Mr. Steele as chairman of the Audit
Committee.   SmartServ  also  announced  that  Richard  Kerschner,  senior  vice president, general counsel and secretary, will be leaving the company in February 2004.

None of the departures discussed above is the result of any disagreement with SmartServ's legal, accounting and audit policies or practices.

"I'm pleased to be able to help plan and execute SmartServ's evolving strategy as a provider of a wide array of premium content and services for the wireless industry," said Robert Pons, SmartServ's president and CEO. "Our departing colleagues have served the company well in its initial stages. We wish them well in their future endeavors."

ABOUT SMARTSERV
SmartServ (OTC: SSRV) is a wireless applications service provider offering applications, development and hosting services. SmartServ's customer and distribution relationships exist across a network of wireless carriers, strategic partners, and a major financial institution. Our applications can be delivered via Java(TM) 2 Platform, Micro Edition (J2ME(TM)), QUALCOMM's Binary Runtime Environment for Wireless(TM) (BREW(TM)) solution, WAP and SMS, as well as RIM Blackberry and Pocket PC devices. For more information, please visit www.SmartServ.com.


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Forward-Looking Statements
This news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time-to-time by the Company are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, and are not limited to, potential fluctuations in quarterly results, the size and timing of awards and performances on contracts, dependence on large contracts and a limited number of customers, dependence on wireless and/or internet networks of third-parties for certain products and services, lengthy sales and implementation cycles, changes in management estimates incident to accounting for contracts, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing technology, competitive conditions, system performance, management of growth, the risk that the Company's current and future products and services may contain errors or be affected by technical problems that would be difficult and costly to detect and correct, dependence on key personnel and general economic and political conditions and other factors affecting spending by customers, and other risks described in the Company's filings with the Securities and Exchange Commission.


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